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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2003

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32179 (Commission File Number)	02-0478229 (IRS Employer Identification No.)
100 Campus Drive, Marlborough, Massachusetts 01752 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (508) 683-1200

ITEM 9. REGULATION FD DISCLOSURE

        In accordance with SEC Release No. 33-8126, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

        On July 21, 2003, EXACT Sciences Corporation announced its financial results for the three months ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Information

        To supplement our consolidated financial statements presented in accordance with GAAP, Exact Sciences Corporation uses non-GAAP measures of net income (loss), which are adjusted from results based on GAAP to exclude certain non-cash stock-based compensation charges. These non-GAAP adjustments are provided to enhance the users' overall understanding of our current financial performance and our prospects for the future. Specifically, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION
July 21, 2003	By:	/s/ JOHN A. MCCARTHY, JR. John A. McCarthy, Jr. Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 21, 2003

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SIGNATURES
EXHIBIT INDEX